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                                                                    Exhibit 10.2

                                AMENDMENT No. 1 and AGREEMENT dated as of
                           February 11, 2002 (this "AMENDMENT"), to the Credit Agreement dated as of January 25, 2001 (the "CREDIT AGREEMENT"), among COLLINS & AIKMAN FLOORCOVERINGS, INC., a Delaware corporation (the "BORROWER"), TANDUS GROUP, INC., a Virginia corporation formerly named CAF Holdings, Inc. ("HOLDINGS"), the Lenders (as defined therein) and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and as a collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders.

     A. Pursuant to the Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrower.

     B. The Borrower has informed the Administrative Agent that it intends to issue $175,000,000 aggregate principal amount of its Senior Subordinated Notes Due 2010 (the "SENIOR SUBORDINATED NOTES") and to use a portion of the net cash proceeds thereof to, among other things, prepay outstanding Term Loans (the "NOTE OFFERING").

     C. In connection with the Note Offering, the Borrower has requested certain amendments to the Credit Agreement as set forth herein. The Requisite Lenders (as defined below) are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

     D. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. AGREEMENTS. (a) Holdings and the Borrower hereby agree that, substantially simultaneously with (and in any event not later than the Business Day next following) the issuance of the Senior Subordinated Notes, the Borrower shall make a prepayment of principal of the Term Loans (the "PREPAYMENT") in an aggregate amount equal to the Prepayment Amount (as defined below). Holdings, the Borrower and the Requisite Lenders hereby agree that, notwithstanding anything to the contrary contained in the Credit Agreement, the Prepayment shall be allocated first to the Tranche A Term Loans, until the Tranche A Term Loans shall have been repaid in full, and then to the Tranche B Term Loans, and applied first, in chronological order to the installments of principal scheduled to be paid within 12 months after the Prepayment and second, pro

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rata against the remaining scheduled installments of principal due in respect of the Tranche B Term Loans under Section 2.11(a)(ii).

     (b) As used in this Amendment, the following terms shall have the meanings set forth below:

          "BORROWER'S PORTION OF THE NOTE PROCEEDS" shall mean an amount equal to the excess of (a) the product of (i) $50,000,000 MULTIPLIED by
     (ii)(x) the initial aggregate principal amount of the Note Offering DIVIDED by (y) $175,000,000 MINUS (b) the Borrower's Portion of the Transaction Costs.

          "BORROWER'S PORTION OF THE TRANSACTION COSTS" shall mean the aggregate Transaction Costs other than the Lenders' Portion of the Transaction Costs.

          "LENDERS' PORTION OF THE TRANSACTION COSTS" shall mean the portion of the Transaction Costs, if any, that is in excess of $12,000,000 and less than $14,000,000.

          "PREPAYMENT AMOUNT" shall mean the gross cash proceeds of the Note Offering MINUS the Borrower's Portion of the Note Proceeds MINUS the Transaction Costs.

          "TRANSACTION COSTS" shall mean the fees and expenses incurred by the Borrower and associated with the Note Offering, the Prepayment and the termination of any related Hedging Agreement, including the Amendment Fee (as defined below) and legal fees.

     (c) The Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer showing a calculation of the aggregate Transaction Costs on or prior to the date of the Prepayment.

     SECTION 2. AMENDMENTS. (a) The first paragraph of the preamble to the Credit Agreement is hereby amended by inserting immediately after the words "Revolving Loans" in the penultimate sentence thereof the words "and any Incremental Term Loans".

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                                                                               3

     (b) Section 1.01 of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical order therein the following:

          "ACQUIRED ENTITY EBITDA" shall mean, for the most recent period of four consecutive quarters preceding the date of the acquisition for which financial statements are available (the "HISTORICAL FINANCIAL STATEMENTS"), with respect to any Acquired Entity, the consolidated earnings before interest, taxes, depreciation and amortization for such period of such Acquired Entity and its consolidated subsidiaries (in each case calculated in a manner, including with respect to additions, deductions and exclusions, that is consistent with the definition of the term "CONSOLIDATED EBITDA"). The Acquired Entity EBITDA with respect to any Acquired Entity shall be calculated by the Borrower at or prior to the time of the related acquisition, shall be based upon the Historical Financial Statements and shall include pro forma adjustments related to the acquisition, and such calculation (including the adjustments thereto) shall be reasonably satisfactory to the Administrative Agent.

          "AMENDMENT NO. 1" shall mean Amendment No. 1 and Agreement dated as of February 11, 2002, among the Borrower, Holdings, the Requisite Lenders (as defined therein), the Administrative Agent and the Collateral Agent, to this Agreement.

          "INCREMENTAL TERM LENDER" shall mean a financial institution with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

          "INCREMENTAL TERM LOAN AMOUNT" shall mean, at any time, the excess, if any, of $75,000,000 over the aggregate amount of all Incremental Term Loan Commitments established prior to such time pursuant to Section 2.23.

          "INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT" shall mean an Incremental Term Loan Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among Holdings, the Borrower, the Administrative Agent and one or more Incremental Term Lenders.

          "INCREMENTAL TERM LOAN COMMITMENT" shall mean the commitment of any Incremental Term Lender, established by execution of, and in accordance with the terms of, an Incremental Term Loan Assumption Agreement pursuant to Section 2.23, to make Incremental Term Loans to the Borrower.

          "INCREMENTAL TERM LOAN MATURITY DATE" shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

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                                                                               4

          "INCREMENTAL TERM LOAN REPAYMENT DATES" shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

          "INCREMENTAL TERM LOANS" shall mean Term Loans made by one or more Incremental Term Lenders to the Borrower pursuant to an Incremental Term Loan Assumption Agreement. Incremental Term Loans may be made in the form of additional Tranche B Term Loans or, to the extent permitted by
     Section 2.23 and provided for in the relevant Incremental Term Loan Assumption Agreement, Other Term Loans.

          "NOTE OFFERING" shall have the meaning assigned to such term in paragraph B of Amendment No. 1.

          "NOTE OFFERING BASKET" shall mean an amount equal to the product of
     (a)$50,000,000, MULTIPLIED by (b)(i) the initial principal amount of the Note Offering, DIVIDED by (ii) $175,000,000.

          "OTHER TERM LOANS" shall have the meaning assigned to such term in
     Section 2.23(a).

          "SENIOR LEVERAGE RATIO" shall mean, on any date, the ratio of
     (a) (i) Total Debt on such date (less, to the extent included therein, the aggregate principal amount of all Subordinated Indebtedness) minus (ii) the aggregate amount of all cash and Permitted Investments of the Borrower and its consolidated Subsidiaries on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

          "SENIOR SUBORDINATED NOTE DOCUMENTS" shall mean the indenture under which the Senior Subordinated Notes are issued, substantially in the form made available to the Lenders in connection with the execution and delivery of Amendment No. 1, and all other instruments, agreements and other documents evidencing or governing the Senior Subordinated Notes or providing for any Guarantee or other right in respect thereof, as such documents may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof.

          "SENIOR SUBORDINATED NOTES" shall mean the Borrower's Senior Subordinated Notes due 2010, and any substantially identical notes issued in exchange therefor pursuant to the registration requirements of the Senior Subordinated Note Documents.

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                                                                               5

     (c) The definition of the term "BORROWER'S SHARE OF EXCESS CASH FLOW" set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "BORROWER'S SHARE OF EXCESS CASH FLOW" shall mean, as of the Closing Date, $0, which amount shall be (a) increased, on the date of delivery in any fiscal year of the certificate of a Financial Officer required by
     Section 5.04(d)(i) setting forth the calculation of Excess Cash Flow for the preceding fiscal year (each such date being an "ECF PREPAYMENT DATE"), so long as any prepayment required pursuant to Section 2.13(d) has been made, by an amount equal to the amount of such Excess Cash Flow which is not required to be used to prepay the Term Loans and (b) reduced (i) on each ECF Prepayment Date where Excess Cash Flow for the immediately preceding fiscal year is a negative number, by such amount, and (ii) at the time (x) any Restricted Payment is made pursuant to Section 6.06(a)(vii) or
     (y) any Subordinated Indebtedness is repurchased pursuant to
     Section 6.09(c)(i), in each case, with an amount attributable to the Borrower's Share of Excess Cash Flow, by the portion thereof, it being understood that the Borrower's Share of Excess Cash Flow may be reduced to an amount below $0 after giving effect to the reductions enumerated in clause (b)(i) above.

     (d) The definition of the term "CLASS" set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche A Term Loans, Tranche B Term Loans or Other Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Tranche A Commitment, Tranche B Commitment or Incremental Term Loan Commitment.

     (e) Clause (a)(vi) of the definition of the term "CONSOLIDATED EBITDA" set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "(vi) fees, charges and expenses incurred in connection with (x) any proposed or actual issuance of any Indebtedness or equity, or any proposed or actual acquisitions, investments, asset sales or divestitures permitted hereunder, in an aggregate amount with respect to any transaction or series of related transactions not to exceed $2,000,000, (y) the Note Offering, any subsequent issuance of Senior Subordinated Notes, the prepayment of Term Loans contemplated by Amendment No. 1, the net termination costs of any related Hedging Agreements, the establishment of any Incremental Term Loan Commitments and the borrowing of Incremental Term Loans (including amendment fees, legal fees and write-off of

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                                                                               6

     debt issuance costs) and (z) fees, charges and expenses associated with repurchases of Senior Subordinated Notes permitted hereunder (including legal fees, commissions and write-offs of debt issuance costs),"

     (f) Clause (b)(vi) of the definition of the term "EXCESS CASH FLOW" set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following immediately prior to the comma at the end thereof:

     "(other than (x) fees, charges and expenses (including amendment fees, legal fees, commissions and write-off of debt issuance costs) incurred in connection with the Note Offering and any subsequent issuance of Senior Subordinated Notes, the prepayment of Term Loans contemplated by Amendment No. 1, the net termination costs of any related Hedging Agreements, the establishment of any Incremental Term Loan Commitments and the borrowing of Incremental Term Loans and (y) the write-off of debt issuance costs in connection with any repurchase of Senior Subordinated Notes permitted hereunder)"

     (g) The definition of the term "LOAN DOCUMENTS" set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "LOAN DOCUMENTS" shall mean this Agreement, the Letters of Credit, the Guarantee Agreements, the Security Documents and each Incremental Term Loan Assumption Agreement.

     (h) The definition of the term "SUBORDINATED INDEBTEDNESS" set forth in
Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "SUBORDINATED INDEBTEDNESS" shall mean the Subordinated Notes, the Senior Subordinated Notes and any other Indebtedness of the Borrower or any Subsidiary that is subordinated to the prior payment in full of the Obligations on terms no less favorable to the Lenders than those contained in the Senior Subordinated Notes.

     (i) The definition of the term "TERM BORROWING" set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "TERM BORROWING" shall mean a Borrowing comprised of Tranche A Term Loans, Tranche B Term Loans or Other Term Loans.

     (j) The definition of the term "TERM LOAN COMMITMENTS" set forth in
Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

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                                                                               7

          "TERM LOAN COMMITMENTS" shall mean the Tranche A Commitments and the Tranche B Commitments. Unless the context shall otherwise require, after the effectiveness of any Incremental Term Loan Commitment, the term "TERM LOAN COMMITMENTS" shall include such Incremental Term Loan Commitment.

     (k) The definition of the term "TERM LOAN REPAYMENT DATES" set forth in
Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "TERM LOAN REPAYMENT DATES" shall mean the Tranche A Term Loan Repayment Dates, the Tranche B Term Loan Repayment Dates and the Incremental Term Loan Repayment Dates.

     (l) The definition of the term "TERM LOANS" set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "TERM LOANS" shall mean the Tranche A Term Loans and the Tranche B Term Loans. Unless the context shall otherwise require, the term "TERM LOANS" shall include any Incremental Term Loans.

     (m) The definition of the term "TRANCHE B TERM LOANS" set forth in
Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "TRANCHE B TERM LOANS" shall mean the term loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01. Unless the context shall otherwise require, the term "TRANCHE B TERM LOANS" shall include any Incremental Term Loans that are designated as "TRANCHE B TERM LOANS" in the applicable Incremental Term Loan Assumption Agreement and that are made on terms identical to the Tranche B Term Loans.

     (n) Section 1.04 of the Credit Agreement is hereby amended by inserting immediately after the words "Consolidated Fixed Charges" set forth therein the words ", Senior Leverage Ratio".

     (o) The last sentence of Section 2.02(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is an integral multiple of $250,000 and (i) with respect to Eurodollar Loans, not less than $1,000,000, or (ii) with respect to ABR Loans, (A) not less than $500,000 or (B) equal to the remaining available balance of the applicable Commitments."

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     (p) Clause (i) of the second sentence of Section 2.03 of the Credit
Agreement is hereby amended and restated in its entirety to read as follows:

     "(i) whether the Borrowing then being requested is to be a Tranche A Term Borrowing, a Tranche B Term Borrowing, an Incremental Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing;"

     (q) Section 2.09(a) of the Credit Agreement is hereby amended by inserting the words "(other than any Incremental Term Loan Commitments, which shall terminate in accordance with the applicable Incremental Term Loan Assumption Agreement)" after the word "Commitments" in the first sentence thereof.

     (r) Section 2.10(vii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings comprised of Tranche A Term Loans, Tranche B Term Loans or Other Term Loans, as applicable, with Interest Periods ending on or prior to such Term Loan Repayment Date and (B) the ABR Term Loan Borrowings comprised of Tranche A Term Loans, Tranche B Term Loans and Other Term Loans, as applicable, would not be at least equal to the principal amount of Term Borrowings to be paid on such Term Loan Repayment Date; and"

     (s) Section 2.11 of the Credit Agreement is hereby amended by inserting the following new subparagraph (iii) at the end of paragraph (a) thereof:

          "(iii) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(f)) equal to the amount set forth for such date in the applicable Incremental Term Loan Assumption Agreement.

     (t) Section 2.11(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(c) To the extent not previously paid, all Tranche A Term Loans, Tranche B Term Loans and Incremental Term Loans shall be due and payable on the Tranche A Maturity Date, Tranche B Maturity Date and Incremental Term

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                                                                               9

     Loan Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment."

     (u) The proviso to Section 2.12(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "PROVIDED, HOWEVER, that each partial prepayment shall be in an amount that is an integral multiple of $250,000 and (i) in the case of Eurodollar Loans, not less than $1,000,000, and (ii) in the case of ABR Loans, not less than $500,000."

     (v) Section 2.12(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(b) Optional prepayments of Term Loans shall be allocated pro rata among the then-outstanding Tranche A Term Loans, Tranche B Term Loans and Other Term Loans and applied first, in chronological order to the installments of principal scheduled to be paid within 12 months after such prepayment and second, pro rata against the remaining scheduled installments of principal due in respect of Tranche A Term Loans, Tranche B Term Loans and Other Term Loans under Sections 2.11(a)(i), (ii) and (iii), respectively."

     (w) Section 2.13(c) of the Credit Agreement is hereby amended by
(i) replacing the amount "75%" set forth therein with the amount "50%" and
(ii) restating the proviso thereto in its entirety to read as follows:

     "PROVIDED, HOWEVER, that in the event the Senior Leverage Ratio at the time of such issuance is less than 1.75 to 1.00, such amount shall be reduced to 0% of the Net Cash Proceeds therefrom."

     (x) Section 2.13(d) of the Credit Agreement is hereby amended by
(i) replacing the amount "75%" set forth therein with the amount "50%" and
(ii) restating the proviso thereto in its entirety to read as follows:

     "PROVIDED, HOWEVER, that in the event the Senior Leverage Ratio at the end of such fiscal year was less than 1.75 to 1.00, such amount shall be reduced to 0% of such Excess Cash Flow."

     (y) Section 2.13(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(f) Mandatory prepayments of outstanding Term Loans under this Agreement shall be allocated pro rata among the then-outstanding Tranche A Term Loans, Tranche B Term Loans and Other Term Loans, and, subject to the succeeding sentence and to paragraph (h) below, applied pro rata against the

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     remaining scheduled installments of principal due in respect of Tranche A
     Term Loans, Tranche B Term Loans and Other Term Loans under
     Sections 2.11(a)(i), (ii) and (iii), respectively. Notwithstanding the foregoing, mandatory prepayments of outstanding Term Loans required by
     Section 2.13(d) shall be allocated pro rata among the then-outstanding Tranche A Term Loans, Tranche B Term Loans and Other Term Loans, and, subject to paragraph (i) below, applied first, in chronological order to the installments of principal scheduled to be paid within six months after such prepayment and second, pro rata against the remaining scheduled installments of principal due in respect of Tranche A Term Loans, Tranche B Term Loans and Other Term Loans under Sections 2.11(a)(i), (ii) and (iii), respectively. In determining the applicable percentage of Net Cash Proceeds pursuant to paragraph (c) above or Excess Cash Flow pursuant to paragraph
     (d) above that is required to be used to prepay Term Loans hereunder, the Senior Leverage Ratio initially shall be calculated without giving effect to such prepayment; PROVIDED, HOWEVER, that if any portion of such prepayment (after giving effect thereto) would reduce the Senior Leverage Ratio below 1.75 to 1.00, the percentage of Net Cash Proceeds or Excess Cash Flow, as the case may be, that is so required to be used to prepay Term Loans hereunder shall initially be 50% until such reduction in the Senior Leverage Ratio is achieved, and thereafter shall be 0%."

     (z) Article II of the Credit Agreement is hereby amended by adding the following Section 2.23 at the end thereof:

          "SECTION 2.23. INCREASE IN TERM LOAN COMMITMENTS. (a) The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments in an amount not to exceed the Incremental Term Loan Amount from one or more Incremental Term Lenders, which may include any existing Lender; PROVIDED, that each Incremental Term Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000 or equal to the remaining Incremental Term Loan Amount), (ii) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 90 days after the date of such notice), and (iii) whether such Incremental Term Loan Commitments are to be Tranche B Commitments or commitments to make term loans with economic terms (such as interest rate, amortization schedule and maturity date) different from the Tranche B Term Loans ("OTHER TERM LOANS").

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          (b) The Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender. Each Incremental Term Loan Assumption Agreement shall specify the terms of the Incremental Term Loans to be made thereunder; PROVIDED that, without the prior written consent of the Required Lenders, the final maturity date of any Other Term Loans shall be no earlier than the Tranche B Maturity Date. It is understood and agreed that no existing Lender shall be obligated to execute an Incremental Term Loan Assumption Agreement unless such existing Lender has elected, in its sole discretion, to have an Incremental Term Loan Commitment as requested by the Borrower under Section 2.23(a). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment evidenced thereby.

          (c) Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 2.23 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of
     Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Incremental Term Lenders) legal opinions, certified corporate documents and an officer's certificate consistent with those delivered on the Closing Date under paragraphs (a), (b) and (c) of Section 4.02.

          (d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Tranche B Term Loans on a pro rata basis. This may be accomplished at the discretion of the Administrative Agent by requiring each outstanding Eurodollar Tranche B Term Borrowing to be converted into an ABR Term Borrowing on the date of each Incremental Term Loan, or by allocating a portion of each Incremental Term Loan to each outstanding Eurodollar Tranche B Term Borrowing on a pro rata basis, even though as a result thereof such Incremental Term Loan may effectively have a shorter Interest Period than the Term Loans included in the Borrowing of which they are a part (and notwithstanding any other provision of this Agreement that would prohibit such an initial Interest Period). Any conversion of Eurodollar Term Loans to ABR Term Loans required by the preceding sentence shall be

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     subject to Section 2.16. If any Incremental Term Loan is to be allocated to an existing Interest Period for a Eurodollar Term Borrowing then, subject to Section 2.07, the interest rate applicable to such Incremental Term Loan for the remainder of such Interest Period shall equal the Adjusted LIBO
     Rate for a period approximately equal to the remainder of such Interest Period (as determined by the Administrative Agent two Business Days before the date such Incremental Term Loan is made) plus the Applicable
     Percentage. In addition, to the extent any Incremental Term Loans are Tranche B Term Loans, the scheduled amortization payments under
     Section 2.11(a)(ii) required to be made after the making of such Incremental Term Loans shall be ratably increased to reflect the aggregate principal amount of such Incremental Term Loans. In such event, the Administrative Agent shall prepare and distribute to the Borrower and the Lenders an updated amortization schedule which shall be conclusive absent manifest error."

     (aa) Section 5.04(d)(i) of the Credit Agreement is hereby amended by deleting therefrom the words "and (C)" and substituting therefor the following:

     ", (C) if during the period covered by such certificate either (x) a Restricted Payment shall have been made pursuant to Section 6.06(a)(vii) or
     (y) Subordinated Indebtedness shall have been prepaid or repurchased pursuant to Section 6.09(c)(i)(y), describing such payment and the amount thereof and stating (1) whether such payment was made under the Restricted Payment Basket (as defined in Section 6.06(a)(vii)) or the Note Offering Basket or out of the Borrower's Share of Excess Cash Flow and (2) if such payment was made out of the Borrower's Share of Excess Cash Flow, calculating the amount of the Borrower's Share of Excess Cash Flow after giving effect thereto, and (D)"

     (bb) Section 5.10 of the Credit Agreement (Interest Rate Protection) is hereby deleted in its entirety.

     (cc) Section 6.01(k) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(k) (i) the Senior Subordinated Notes and the senior subordinated Guarantees thereof by one or more Guarantors, as contemplated by the Senior Subordinated Note Documents, in an aggregate principal amount not to exceed the sum of (A) the initial aggregate principal amount of the Senior Subordinated Notes issued pursuant to the Note Offering and
     (B) $50,000,000, and (ii) any other Subordinated Indebtedness of the Borrower or Holdings (which may be Guaranteed by any Loan Party on a subordinated basis) the proceeds of which are used either to finance the cash consideration payable in a Permitted Acquisition (including the refinancing of Indebtedness of the Acquired Entity and the payment of related fees and expenses) or to prepay outstanding Term Loans so long as (w) such Indebtedness requires no scheduled payments of principal prior to the date that is one year after the Tranche B Maturity Date, (x) such Indebtedness (and any Guarantees thereof) are subordinated to the Obligations on substantially the same terms as the Senior Subordinated Notes, (y) the other material terms and conditions thereof are reasonably acceptable to the Administrative Agent and (z) the aggregate principal amount thereof shall not exceed $15,000,000 (plus the amount of any interest thereon paid in kind or otherwise capitalized and added thereto) at any time outstanding;"

     (dd) Section 6.04(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(f) the Borrower may enter into Hedging Agreements that are not speculative in nature;"

     (ee) Section 6.04(g) of the Credit Agreement is hereby amended by
(i) replacing the amount "$7,500,000" in subsection (iii)(C) with the amount "$10,000,000" and (ii) restating subsection (iii)(D) in its entirety to read as follows:

     "(D) the Acquired Entity EBITDA of the Acquired Entity is less than 25% of the Consolidated EBITDA of the Borrower and its consolidated Subsidiaries for the same period, calculated on a Pro Forma Basis, after giving effect to the proposed acquisition (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.04(g) being referred to herein as a "PERMITTED ACQUISITION")."

     (ff) Section 6.06(a) of the Credit Agreement is hereby amended (i) by deleting the word "and" at the end of each of clauses (iii) and (v) thereof and substituting in each case therefor a comma and (ii) by adding the following at the end thereof:

     "and (vii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom and so long as after giving effect to any Restricted Payment made pursuant to this clause (vii) the Leverage Ratio would be less than 3.75 to 1.00, Holdings or the Borrower may, or the Borrower may make distributions to Holdings so that Holdings may, make Restricted Payments from time to time after October 26, 2002, in an aggregate amount not to exceed $15,000,000 (the "RESTRICTED PAYMENT BASKET"); PROVIDED, HOWEVER, that the aggregate amount expended pursuant to the Restricted Payment Basket, when combined with the aggregate amount expended pursuant to Section 6.09(c)(i)(y) (without giving effect to the proviso thereto), shall not exceed the Note Offering Basket; PROVIDED FURTHER, HOWEVER, that, in addition, any proposed Restricted Payment otherwise permitted pursuant to this clause (vii) may be made to the extent of the Borrower's Share of Excess Cash Flow, without regard to the limitation of the Restricted Payment Basket or the Note Offering Basket."

     (gg) Section 6.07(d) of the Credit Agreement as hereby amended and restated in its entirety to read as follows:

          "(d) the payment of management fees in an aggregate amount not to exceed $500,000 in any fiscal year (it being agreed that, to the extent such fees are accrued but not paid in any fiscal year, they may be paid in any subsequent fiscal year with the amount paid in excess of $500,000 in any fiscal year being treated for all purposes as a Restricted Payment under, and subject to the limitations of, Section 6.06(a)(vii)), plus the out-of-pocket expenses of the Sponsors in connection with the providing of services to Holdings and its subsidiaries from time to time and indemnities in connection therewith;"

     (hh) Section 6.09(b) of the Credit Agreement is hereby amended by deleting the words "Debt Tender Offer" set forth therein and substituting therefor the words "Senior Subordinated Note Documents".

     (ii) Section 6.09(c)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(c)(i) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of interest as and when due or overdue (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Subordinated Indebtedness or any Refinancing Indebtedness in respect thereof (PROVIDED that (x) the foregoing shall not prohibit a refinancing of such Indebtedness with Equity Interests or the proceeds of Refinancing Indebtedness or Equity Interests and (y) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom and so long as after giving effect to the prepayment or repurchase of Subordinated Indebtedness pursuant to this Section 6.09(c)(i)(y) the Leverage Ratio would be less than 3.75 to 1.00, the Borrower may expend an aggregate amount to prepay or repurchase its Subordinated Indebtedness at any time (in the case of Subordinated Notes) or from time to time after October 26, 2002 (in the case of all other Subordinated Indebtedness) not to exceed, when combined with the aggregate amount expended pursuant to
     Section 6.06(a)(vii) (without giving effect to the second proviso thereto), the Note Offering Basket; PROVIDED FURTHER, HOWEVER, that, in addition, any proposed payment otherwise permitted pursuant to this Section 6.09(c)(i)(y) may be made to the extent of the Borrower's Share of

     Excess Cash Flow, without regard to the limitation of the Note Offering Basket), or"

     (jj) Section 6.10 of the Credit Agreement is hereby amended by replacing the amount "$16,000,000" set forth therein with the following:

     "the sum of (i) $18,000,000 and (ii) an amount equal to 25% of the Acquired Entity EBITDA for each Acquired Entity"

     (kk) The table appearing in Section 6.11 (INTEREST COVERAGE RATIO) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "PERIOD                                                      RATIO
     -------                                                      -----
     From and including the Closing Date to and including         2.65 to 1.00
     January 26, 2002

     From and including January 27, 2002 to and including         2.10 to 1.00
     January 31, 2004

     From and including February 1, 2004 to and including         2.25 to 1.00
     January 29, 2005

     Thereafter                                                   2.50 to 1.00"

     (ll) Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "SECTION 6.13. MAXIMUM SENIOR LEVERAGE RATIO. Permit the Senior Leverage Ratio as of the last day of any fiscal quarter ending during a period set forth below to be greater than the ratio set forth opposite such period below:

     PERIOD                                                       RATIO
     ------                                                       -----
     From and including January 27, 2002 to and                   2.00 to 1.00
     including January 31, 2004

     From and including February 1, 2004 to and                   1.85 to 1.00
     including January 29, 2005

     Thereafter                                                   1.75 to 1.00"

     SECTION 3. AMENDMENT FEE. The Borrower agrees to pay to the Administrative Agent for the account of each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to 12:00 noon, New

York City time, on February 11, 2002 (the "SIGNING DATE"), an amendment fee (the "AMENDMENT FEE") in an amount equal to 0.125% of the sum of such Lender's Revolving Credit Commitment (whether used or unused) and the principal amount of such Lender's outstanding Term Loans, in each case as of the Signing Date (before giving effect to the Prepayment). The Amendment Fee shall be payable in immediately available funds on the Amendment Effective Date (as defined below). Once paid, the Amendment Fee shall not be refundable.

     SECTION 4. EFFECTIVENESS. This Amendment shall become effective as of February 11, 2002, on the date (the "AMENDMENT EFFECTIVE DATE") occurring on or prior to April 30, 2002, that the following conditions are satisfied:

     (a) the Administrative Agent shall have received the Amendment Fee;

     (b) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) the Borrower,
(ii) Holdings, (iii) the Subsidiary Guarantors, (iv) the Required Lenders,
(v) Lenders holding a majority of the outstanding principal amount of the Tranche B Term Loans and (vi) Revolving Lenders holding a majority of the Revolving Credit Commitments, whether used or unused (the Lenders described in clauses (iv), (v) and (vi) above being referred to herein as the "REQUISITE LENDERS"); and

     (c) the Note Offering shall have been consummated in an aggregate principal amount of not less than $150,000,000 and not more than $200,000,000.

     SECTION 5. EFFECT OF AMENDMENT. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Collateral Agent or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.

     SECTION 6. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

     SECTION 7. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 8. HEADINGS. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     SECTION 9. EXPENSES. The Borrower agrees to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

     SECTION 10. ACKNOWLEDGMENT OF GUARANTORS. Each of the Guarantors hereby acknowledges receipt and notice of, and consents to the terms of, this Amendment, and affirms that its guarantee of the Obligations shall include all Obligations in respect of the Incremental Term Loan Commitments and the Incremental Term Loans.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                COLLINS & AIKMAN
                                FLOORCOVERINGS, INC.,

                                By:  /s/ Darrel V. McCay
                                     -------------------
                                     Name:  Darrel V. McCay
                                     Title: Vice President, Chief Financial
                                            Officer

                                TANDUS GROUP, INC.,

                                By:  /s/ Darrel V. McCay
                                     -------------------
                                     Name:  Darrel V. McCay
                                     Title: Director

                                EACH OF THE SUBSIDIARY
                                GUARANTORS LISTED ON SCHEDULE I HERETO,

                                By:  /s/ Darrel V. McCay
                                     -------------------
                                     Name:  Darrel V. McCay
                                     Title: Vice President, Assistant
                                            Secretary

                                CREDIT SUISSE FIRST BOSTON,
                                individually, and as Administrative Agent and Collateral Agent,

                                By:  /s/ Robert Hetu
                                     ---------------
                                     Name:  Robert Hetu

                                     Title: Director

                                By:  /s/ William S. Lutkins
                                     ----------------------
                                     Name:  William S. Lutkins
                                     Title: Director